Copyright 2005 JPMorgan Chase & Co. - All rights reserved. J.P. Morgan Securities Inc., member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus and prospectus supplement relating to the securities and any other information subsequently filed with the Securities and Exchange Commission. These materials are subject to change, completion or amendment from time to time. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

NON-CONFORMING SUMMARY STRATS

Total Balance             619,843,051
Average Balance           236,491
Loan Count                2,621
WA Coupon                 7.285%

Orig Term                 359
Rem Term                  358
Seasoning                 1

1st Lien %                99.33%
2nd Lien %                0.67%
FRM %                     13.45%
ARM %                     86.55%
Balloon %                 0.00%
IO %                      36.73%
WA CLTV                   81.92%
WA FICO                   614

Loan Purpose
Purchase                  25.94%
Cash-out Refinance        68.28%
Rate/Term Refinance       5.78%

Documentation
Full                      54.72%
Reduced/Limited           0.87%
Stated                    41.63%
NA/NI                     2.78%

Occupancy
Primary                   94.73%
Secondary/Investor        1.32%
Non-owner                 3.95%

Property Type
SingleFamily              74.07%
MH                        2.46%

Top 3 States
First                      CA(31%)
Second                    NY(11%)
Third                     MA(9%)

ARM Characteristics
Margin                    5.343%
Minimum Rate              7.278%
Life Cap                  13.306%
Periodic Rate Cap         1.000%
*****' *****